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                                                                    EXHIBIT 23.5

                        HOULIHAN VALUATION ADVISORS (R)
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                        VALUATION & CAPITAL CONSULTANTS

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LOS ANGELES
15260 Ventura Boulevard             We consent to the reference of, and the statements
Suite 1740                      attributed to, our firm under "Merger Proposal -- Background
Sherman Oaks, CA 91403          of the REIT Conversion" section of the proxy
(310) 859-8300                  statement/prospectus included in the Registration Statement
(818) 905-8330                  on Form S-4 (File No. 333-125121) of Vestin Realty Trust II,
FAX (818) 905-8340              Inc.
ORANGE COUNTY                                                            Houlihan Valuation
650 Town Center Drive                                                      Advisors
Suite 550
Costa Mesa, CA 92626                                                     /s/ Houlihan
(714) 668-0272                                                             Valuation
FAX (714) 668-0137                                                         Advisors
                                                                         -------------------
SAN FRANCISCO                                                            Costa Mesa,
601 California Street                                                      California
Suite 800                                                                September 15, 2005
San Francisco, CA 94108
(415) 392-0888
FAX (415) 392-7070
SALT LAKE CITY
675 East 2100 South
Suite 260
Salt Lake City, UT 84106
(801) 322-3300
FAX (801) 322-3310
DENVER
4949 S. Syracuse Street
Suite 300
Denver, CA 80237
(303) 773-0223
FAX (303) 773-2777
CHICAGO
105 West Madison
Suite 1500
Chicago, IL 60603
(312) 499-5990
FAX (312) 499-5901
ATLANTA
Riverwood Center
3350 Riverwood Parkway,
SE
Suite 1900
Atlanta, GA 30339
(770) 951-4820
FAX (770) 319-5741
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      650 Town Center Drive   --   Suite 550    --   Costa Mesa, CA 92626
                    (714) 668-0272   --   Fax (714) 668-0137
                                www.houlihan.com